Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a) As Adopted Pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, Suren Ajjarapu, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Trxade Group, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 17, 2020

/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer (Principal Executive Officer)